Exhibit 99.77(q)(1)

ITEM 77Q-1 – Exhibits

(e)(1) Amended and Restated Investment Management Agreement between Voya Investments, LLC and Voya Money Market Portfolio dated November 18, 2014, as amended and restated on May 1, 2015 – Filed herein.